WACHOVIA

Note



Date May 24, 1996                                              $2,000,000.00 FOR
VALUE RECEIVED, the undersigned (hereinafter called the "Borrower") hereby promises to pay in the order of WACHOVIA BANK OF NORTH CAROLINA, N.A. (hereinafter called the "Lender") at its office where borrowed, in immediately available funds, the sum of
        Two Million and NO/100-------------------------------dollars together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Note. The optional provisions applicable to the Note are checked below:

Repayment:
____     One payment in full of principal and unpaid interest due_______________
____     On demand______________________________________
_________Payments of $_____________beginning ______________and thereafter_______
___________________________________________________________________________until
______________________,____________,  when the entire  principal amount then outstanding  and all accrued but unpaid interest shall be paid in full.
   X On Demand the principal amount set forth above or the unpaid principal amount of all advances which the Lender actually makes hereunder to the Borrower, whichever amount is less. each advance and each payment made on account of the principal thereof, shall be evidenced on an attachment hereto; provided, however, any such notation or the failure of the Lender or other holder to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to repayment of all advances actually made hereunder. This Note and any attachment hereto shall be used to record the outstanding principal balance advanced hereunder until it is surrendered to the Borrower by the Lender, and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder. If advances of the principal amount hereof are to be made by Lender to the Borrower after the date of this Note, Lender, at its sole discretion, is hereby authorized to make such advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event the Borrower is a partnership or corporation, a duly authorized officer or representative of Borrower.

Interest:

Payable:   X   in arrears; ____in advance.
           X in addition to the payments described above; ____included in the payments described above.
Payable at the rate per annum of: ____ Prime Rate plus_____________%; ____ _____________% of Prime Rate; ____ ________% Fixed; ____ Those rates which may be offered from time to time by the Lender and agreed to by the Borrower and so noted by the Lender on an attachment hereto. In the event of a good faith dispute among the parties to this Note as to rate under this rate option, the rate shall be the Prime Rate, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes;

____     The rate(s) set forth in Schedule 1 attached to this Note and incorporated herein by reference;
 X Those rates which have been offered by the Lender to the Borrower in the Loan Agreement or Commitment Letter checked below, the provisions of which shall determine such rates, the procedure for the selection of such rates and the time periods for which such rates shall apply. In no case shall interest exceed the maximum rate permitted by applicable law.

To the extent not prohibited by law, a late charge not to exceed 4% of the payment amount shall be assessed on any payment remaining unpaid on the fifteenth day after the payment due date or 30 days in the case interest is payable in advance.

If the interest is based upon the Prime Rate, such interest rate will be adjusted on: ____ The day the Prime Rate changes; ___Other____________________.
Due:       ____       On       principal        payment       dates;        ____
Other______________________________________.  Interest will be calculated on the basis of X A year of 360 days and paid for the actual number of days elapsed; ____Other____________________. After demand or maturity (whether by acceleration or otherwise), as applicable, interest on any unpaid balance hereof shall be payable on demand at a rate per annum equal to 150% of the Prime Rate, or if greater, 2% above the rate applicable prior to demand or maturity, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes, not to exceed the maximum rate permitted by applicable law.

As used herein, "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings. The Prime Rate is one of several interest rate bases used by the Lender. The Lender lends at interest rates above and below the Prime Rate.

All payments on this Note shall be applied first to accrued interest, then to principal, and then to late charges.

  X The terms and conditions in a Loan Agreement dated May 24, 1996 between the parties hereto, as the same may be amended from time to time, shall be considered a part hereof to the same extent as if written herein.

____ The terms and conditions in a Commitment Letter dated_______________________from the Lender to the Borrower, as the same may be amended, extended or replaced from time to time, shall be considered a part hereof to the same extent as if written herein.

No waiver by the Lender of any default shall be effective unless in writing nor operate as a waiver of any other default on a past or future occasion. To the extent not prohibited by law, the Borrower hereby grants to the Lender and to such Lender's Affiliates (as the case may be) a security interest in and security title to and does hereby assign, pledge, transfer and convey to Lender and such Lender's Affiliates (as the case may be) (i) all property of the Borrower of every kind or description now or hereafter in the possession or control of he Lender or of any of the Lender's Affiliates,
                                          Wachovia Bank of Northe Carolina, N.A.

exclusive of any such property in the possession or control of the Lender any of the Lender's Affiliates as a fiduciary other than as agent, for any reason including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any such collateral and (ii) any balance or deposit accounts of the Borrower, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes, or other items deposited for collection or presented for payment by the Borrower with the Lender or the Lender's Affiliates (as the case may be), exclusive of any such property in the possession or control of the Lender or any of the Lender's Affiliates as a fiduciary other than as agent, and the Lender and the Lender's Affiliates (as the case may be) may at any time, without demand or notice, appropriate and apply any of such to the payment of any indebtedness, obligations and liabilities of the Borrower to the Lender or to any of Lender's Affiliates (as the case may be), now existing or hereafter incurred or arising (hereinafter sometimes referred to collectively as the "Obligations"), whether or not due, with the exception of indebtedness, obligations and liabilities owing to Lender or Lender's Affiliates that constitute open-end credit under, or are subject to, the disclosure requirements of the Truth -In-Lending Act and federal Reserve Board Regulation Z or any applicable state consumer protection laws. As used herein, "Lender's Affiliates" means any entity or entities now or hereafter directly or indirectly controlled by Wachovia Corporation or any successor thereto. All parties to this Note, including the makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; (2) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time; and (3) agree to remain liable until the indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal. No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing. Upon (i) any failure of any Obligor (which term shall include the Borrower and each endorser, surety guarantor of this Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder or in any other agreement, note, instrument or certificate of any Obligor to the Lender, or to any of Lender's Affiliates, now existing or hereafter executed in connection with any of the Obligations, including, but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations to any other creditor or to allow or permit any other liabilities, indebtedness or obligations to any other creditor to be accelerated; (iii) any failure of any Obligor to furnish Lender current financial information upon request; (iv) any failure of any person to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations; (v) any warranty, representation or statement made or furnished to the Lender by or on behalf of any Obligor in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished; (vi) the death, dissolution, change of control, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower or any other Obligor; (vii) any discontinuance or termination or any guaranty of any of the Obligations by a guarantor; or (viii) the Lender deeming itself insecure, thereupon, or at any time thereafter, the Lender at its option may terminate any obligation to extend any additional credit or make any other financial accommodation to the Borrower and/or may declare all of the Obligations to be immediately due and payable. If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date, the requirement of periodic interest or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate. In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees (15% of the then outstanding principal and interest of the indebtedness, to the extent not prohibited by law) and all other costs and expenses of collection. Time is of the essence.

This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Borrower has executed this Note under seal the day and year set forth above.

Witness:                                    ______________________________(Seal)
                                                    (Individual Borrower)
______________________________________      ______________________________(Seal)
                                                    (Individual Borrower)
______________________________________      Borrower:

Attest:                                     Digital Recorders,
Inc.
                                            (Name of Corporation or Partnership)
Michael J. Schierbeek                       By  J. Phillips L. Johnston   (Seal)

Title Asst Secretary                        Title President

[Corporate Seal]


ACCOUNT NUMBER    NOTE     LENDING   FRB    SECUR   NOTE-   REPAY   NOTE   TRANSACTION  PRIME RATE    CLASS    BRAN
                  NUMBER   OFFICER   CODE   CODE    TYPE    CODE    QUAL      DATE      CODE-FACTOR
- ---------------   ------   --------  ----   -----   -----   ------  -----  -----------  -----------   -------------

INTEREST PAID TO  INT.     INTEREST/DISCOUNT  FEES COLLECTED   COMMITTMENT      COMMIT.   C    TAX    BILLING
      DATE        BASE         COLLECTED                       ACCOUNT NUMBER   NUMBER   BAL   CODE    CODE
- ----------------  ------   ------------------ --------------  ----------------  -------  ---   ----   -------

                                           Wachovia Bank of North Carolina, N.A.

                                                                    WACHOVIA

Wachovia Bank of North Carolina, N.A.
Post Office Box 27886
Raleigh, North Carolina 27611-7886




May 24, 1996




Mr. J. Phillips L. Johnston
President and Chief Executive Officer
Digital Recorders, Inc.
P.O. Box 14068
Research Triangle Park, NC  27709-4068



Dear Phil:

Wachovia Bank of North Carolina, N.A. ("Bank"), is pleased to make available to your company a Two Million dollar ($2,000,000.00) credit facility for Import Letters of Credit and Line of Credit borrowings. This credit facility will become effective upon your acceptance of this commitment letter, your return of the executed copy of same to the Bank, and, subject to the conditions set forth herein, a closing transaction in a manner satisfactory to the Bank. "Closing," "close, " or "closed," as used herein, shall mean the execution, recordation where necessary, and delivery to the Bank of all documentation required by this commitment letter. After closing, this line of credit will expire on May 23, 1997. This line of credit commitment is subject to the maintenance by your company of a condition satisfactory to the Bank and the following terms and conditions.

As used herein, the term "loan" shall include loan, line of credit, advance. drawing, debit, liability, and any other obligation of your company to the Bank arising out of this commitment.

1. Interest Rate: The rate of interest for the term of the loan shall be a choice of the 30, 60 or 90 day "LIBOR Base Rate" plus 2.30%, subject to change by the Bank from time to time. Rate of interest shall be calculated on a basis of a 360 day a year for the actual number of days in each interest period. As used herein, the "LIBOR Base Rate" shall mean a rate for deposits in US dollars, with maturities comparable to the selected LIBOR interest period that appears on the displayed designated as page "3750" of the Telerate Service (or as such page as may replace page 3750 of that service or such other services or services as may be nominated by the British bankers Association for the purpose of displaying London Interbank offered rates for US dollar deposits) determined as of 1:00 p.m. New York Time two business days prior to commencement of such interest period.

2. Interest Payments and Principal Payments: At the end of each applicable Interest period or quarterly, if earlier, calculated on an actual /360 day basis. Adjusted LIBOR Loans may not be prepaid before the end of the Interest Period applicable to such Loans. Base Rate Loans may be paid at any time on one Business Day's notice in a minimum amount of $1,000,000.00 and any incremental multiple of $500,000.00.

3. Fees: The bank shall receive a commitment and documentation fee in the amount of $500.00 to be paid to the Bank simultaneously with the acceptance of this commitment by your Company, which commitment and documentation fee shall be fully earned when paid and non-refundable.

         In addition, there will be an unused fee of .20% annually on the unused portion of the commitment amount, calculated and payable quarterly in arrears.

4. Used of Proceeds: The loan will be used by your company for general working capital purposes and Import Letters of Credit.

5. Loan Covenants: Unless the Bank shall otherwise agree in writing, for so long as this agreement shall remain in effect and until all of the Obligations are paid in full, the Borrower agrees as follows:

         1. Cash plus short term, liquid investments shall not be less than $1,500,000.00 and shall at all times be at least 1.5 times greater than the amount of cash borrowings outstanding under the line of credit.
         2. Each calendar quarter, Digital Recorders shall have a positive net income; and total net income for the year shall be greater than $500,000.00.
         3.  All of the assets of the Company are to remain unencumbered.
         4. All changes in executive management require the prior approval of the Bank and the President will maintain key man life insurance in the amount of $1,000,000.00.
         5. The Company will inform the Bank of any acquisitions insofar as this information compliance with all SEC regulations.
         6. The Bank will be provided with monthly internal financial statements in addition to quarterly and annual financial reports on the Company.

6. Applicable Law: This commitment shall be interpreted, construed, enforced, and governed by the laws of the State of North Carolina.
         Upon return by your company to the Bank of a fully-executed copy of this commitment by its expiration date of June 7, 1996, this commitment will be considered accepted and will constitute an agreement obligating the Bank to make your company accept the loan in accordance with the terms as conditions set forth above. If the executed copy is not received by the Bank by the expiration date noted above, this commitment shall be considered null and void.

         Should you have any questions concerning the terms hereof, please do not hesitate to call me at (919) 755-7628.




Very truly yours,

/s/ Tom Roberts

Thomas A. Roberts, III
Banking Officer




                                  ACCEPTED THE 24TH DAY OF MAY, 1996.



                                  DIGITAL RECORDERS, INC.

                                  By:  /s/  J. Phillips L. Johnston
                                  Title: President




Accepted Copy Received by Bank

Date:  May 24, 1996

By:  /s/  Thomas A. Roberts, III

                                                                        WACHOVIA

International


                      CONTINUING LETTER OF CREDIT AGREEMENT

         THIS AGREEMENT, dated the 24th day of May, 1994, and hereby executed by Digital Recorders, Inc. (hereinafter called the "Company") for the benefit of the Banks.

                                    RECITALS:

A. From time to time the Company and its Affiliates are required in the ordinary course of business to obtain on short notice certain Credits and amendments thereto, and the Company wishes to establish procedures to facilitate the reasonably prompt issuance of such Credits by the Banks, or the remote Correspondent Banks upon electronic instructions.

B. This Agreement sets forth the procedures pursuant to which such Credits and amendments thereto shall be issued and certain other terms and provisions applicable thereto.

         NOW, THEREFORE, the Company agrees with and for the benefit of the Banks as follows:

         1(a).    Definitions.  As used herein:

                  "Affiliate" means (a) as to the Company, each corporation that directly or indirectly through one or more intermediaries, controls, or is controlled by or under common control with the Company; and (b) as to the Principal Bank, any other bank that is, directly or indirectly, a wholly-owned subsidiary of Wachovia Corporation. An Affiliate as to any of the Banks includes without limitation all of the other banks.

                  "Authorized Representative" means the person or persons from time to time designated to act on behalf of the Company by written certificate in the form of Exhibit A attached hereto furnished to the Principal Bank. Once such a certificate is submitted to the Principal Bank, the Company may thereafter make no changes thereto except such changes as are specifically acknowledged by the Principal Bank in writing.

                  "Banks" means Wachovia (GA), Wachovia (NC), Wachovia (SC), Wachovia International Banking Corporation and any other banks or financial institutions which are Affiliates of Wachovia (GA), Wachovia (NC) or Wachovia
(SC).

                  "Credit(s)"   means   Letters  of  Credit  and  includes  both
Commercial and Standby Letters of Credit.

                  "Principal Bank" means the Bank listed on the signature page to this Agreement.

                  "Remote Correspondent Bank" means any bank or trust company with which any of the Banks may have contracted, or otherwise made arrangements, to issue Credits for the account of any of the Banks or the Company or the Company's Affiliates.

                  "Wachovia (GA)" means Wachovia Bank of Georgia, N.A., a national banking association.

                  "Wachovia (NC)" means Wachovia Bank of North Carolina, N.A., a national banking association.

                  "Wachovia (SC)" means Wachovia Bank of South Carolina, N.A., a national banking association.

         1(b). Other References. References in Exhibit B ("TERMS AND CONDITIONS OF APPLICATION AND AGREEMENT FOR DOCUMENTARY LETTER OF CREDIT") to the "undersigned," "we", "us", "our", "ourselves" and similar words shall be deemed to refer to the Company. references in Exhibit B to "you", "your" and similar words shall be deemed to refer to the Banks. references in Exhibit B to "correspondents" shall be deemed to include any Remote Correspondent Banks. References in Exhibit B to the "Application" shall be deemed with respect to a Credit to refer to the instructions received by the Principal Bank pursuant to paragraph 3 below from an Authorized representative with respect to such Credit. references in Exhibit B to "your issuing office" or the "office" of any of the Banks shall be deemed to refer to the Principal Bank's most recent address furnished to the Company. References in Exhibit B to "agreement" shall be deemed to refer to this Agreement, Exhibit B and, with respect to a Credit, the instructions received by the Principal Bank pursuant to paragraph 3 below from an Authorized Representative with respect to such Credit. Whenever used herein or in Exhibit B, the singular shall be deemed to include the plural and the plural the singular.

         2. The Credits. At the Company's request, but in the Banks' sole discretion, the Banks shall issue, or cause to be issued, Credits for the account of the Company or the Company's Affiliates. The Principal Bank shall be the issuer of each Credit unless the Principal Bank, in its sole discretion, determines that an Affiliate of the Principal Bank or a Remote Correspondent bank shall be the issuer of such credit. In the case of Credits issued by a Remote Correspondent Bank, the applicant on such credits may appear as "Wachovia Bank/for the account of [Company or the Company's Affiliate(s)]" or words of similar import. The Company, however, shall be primarily obligated hereunder with respect to, and liable for, each Credit issued, whether such Credit is issued for the account of the Company or one or more of the Company's Affiliates, and whether issued by one of the Banks or by a Remote Correspondent Bank.

         3. Instructions to Issue Credits and Amendments. The Company hereby authorizes the Banks to issue, or cause to be issued, Credits and amendments thereto upon receipt of instructions from an Authorized Representative of the Company. Such instructions shall specify the amount, beneficiary, and terms of the requested Credit. Such instructions may be communicated to the Principal Bank by means of data transmission (telex, telecopier, terminals, telephone or otherwise) at the most recent address furnished to the Company by or on behalf of the Principal Bank or by means of direct telephonic instructions from an Authorized Representative. The Company agrees to promptly confirm to the Principal Bank in writing any verbal instructions, but the failure of the Company to confirm such instructions shall not impair or diminish the Company's duties and obligations to the Banks hereunder arising on account of such instructions.

         4. Company's Covenants. Except as otherwise provided herein, the Company hereby agrees that as to each Credit issued hereunder, the terms and provisions set forth on Exhibit B attached hereto shall apply to such Credit and shall bind the Company with respect to such Credit.

         5. Responsibility. The Banks shall be entitled to rely and act upon instructions from any Authorized Representative. The Banks shall also be entitled to rely and act upon the instructions of any person identifying himself or herself as an Authorized Representative, whether or not such person is in fact an Authorized Representative, and the Company shall be bound thereby in the same manner and to the same extent as if such person was actually authorized. The Company agrees to indemnify and hold the Banks harmless from any and all claims, damages, losses, liability, costs and expenses (including reasonable attorneys' fees) which may result from or arise out of or may be incurred by the Banks, the Remote Correspondent Banks, or any of them, as a result of acceptance of and reliance on instructions from or on behalf of the Company pursuant to the provisions of this Agreement.

         6. Examination of Documents by Company. Upon receipt by the Company, the Company agrees to promptly examine all drafts and documents presented under any credit and to notify the Principal Bank in writing of any alleged discrepancies or irregularities. Failure of the Company to give such notice to the Principal Bank within a reasonable time not to exceed five business days shall be deemed to be a waiver by the Company (and any Affiliate of the Company) of any such alleged discrepancies and/or irregularities.

         7. Termination. This Agreement shall continue in effect until such date of discontinuance as may be specified in a written notice from the Company to the Principal Bank at the Principal Bank's most recent address furnished to the Company; provided, however, that the date so specified shall be at least ten
(10) days after the receipt of such notice by the Principal Bank; and provided, further, that notwithstanding any discontinuance or termination of this Agreement, this Agreement shall apply to all Credits issued prior to the effective date of such discontinuance or termination and to all obligations and liabilities of the Company with respect to such Credits existing at such date. Any security interests granted to the Banks hereunder and under Exhibit B shall continue until such time as all obligations and liabilities of the Company hereunder have been satisfied.

         8. Construction and Interpretation. This Agreement (but not the Credits or Exhibit B) shall be governed by and construed in accordance with the Laws of the state where the Principal Bank has its principal office. The Credits and Exhibit B shall be governed by and construed in accordance with the provisions of Exhibit B.

         9. Delay and Waiver. No delay on the part of the Banks or the Remote Correspondent Banks in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Banks or the Remote Correspondent Banks of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. The Banks and the Remote Correspondent Banks shall not be deemed to have waived any of their rights hereunder unless they or their duly authorized agent shall have signed an express waiver thereof in writing. No such waiver shall, unless expressly stated therein, be effective as to any transaction or event which occurred subsequent to the date of such waiver, nor as to any continuance of any breach.

         10. Miscellaneous. This Agreement may not be amended or modified except by a writing signed by the Company, the Principal Bank and any other Bank which then has issued a Credit hereunder which remains outstanding. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Banks and their successors and assigns.


                                        Digital Recorders, Inc.
                                        (Corporation or Firm)

                                        By: J. Phillips L. Johnston,  President
                                        (Authorized Signature & Title)
PRINCIPAL BANK:

Wachovia Bank of North Carolina, N.A.
- --------------------------------------

Address of Principal Bank:

Post Office Box 27886 Raleigh, North Carolina 27611
- ----------------------------------------------------
Telephone: (919) 755-7628
          -------------------------
Telex:     (919) 755-7722
      -----------------------------
Telecopier:________________________

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